SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                    THE SECURITIES EXCHANGE ACT OF 1934
                          ----------------------


Filed by the Registrant [x]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Definitive Proxy Statement

[X ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          ----------------------

                         BURLINGTON NORTHERN INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         BURLINGTON NORTHERN INC.
                (NAME OF PERSON(S) FILING PROXY STATEMENT)

                          ----------------------

Payment of Filing Fee (Check the appropriate box): (/1/)

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
     6(i)(3).

[x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)   Title of each class of securities to which transaction applies:
          Santa Fe Pacific Corporation common stock, par value $1.00 per share.

    (2)   Aggregate number of securities to which transactions applies:
          187,049,738 shares of Santa Fe Pacific Corporation common stock.

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $49 1/2 (/2/)

    (4)   Proposed maximum aggregate value of transaction: $3,148,047,091
          (/2/)

  (/1/) The filing fee previously was paid with the initial filing of the preliminary proxy materials on August 8, 1994 and with the filing of two Registration Statements on Form S-4 on October 12, 1994 (Reg. No. 33-56007) and October 27, 1994 (Reg. No. 33-56183),
          respectively.

  (/2/) For purposes of calculating the filing fee only. Upon consummation of the Merger, each outstanding share of Santa Fe Pacific Corporation common stock, par value $1.00 per share, will be converted into the right to receive 0.34 shares of Burlington Northern Inc. common stock, no par value. The proposed maximum aggregate value of the transaction described in the preliminary proxy materials is $3,148,047,091 (calculated based on the number of shares of Santa Fe Pacific Corporation common stock outstanding as of October 19, 1994, the average of the high and low reported prices of Burlington Northern Inc. common stock on October 21, 1994 and the exchange ratio of 0.34). The filing fee is one-fiftieth of that amount.

[x] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)    Amount Previously Paid:...................$1,145,590

    (2)    Form, Schedule or Registration
           Statement No.:............................Preliminary Proxy
                                                     Statement
                                                     Registration Statement
                                                     on Form S-4
                                                     (Reg. No. 33-56007)
                                                     Registration Statement
                                                     on Form S-4, as amended
                                                     (Reg. No. 33-56183)
    (3)    Filing Party:          ...................Burlington Northern
                                                     Inc./Santa Fe
                                                     Pacific Corporation
    (4)      Date filed:          ...................August 8, 1994
                                  ...................October 12, 1994
                                  ...................October 27,1994

                   [BURLINGTON NORTHERN INC. LOGO NEWS]


PRESS RELEASE JANUARY 17, 1995

Contacts:  Richard Russack (BN)             Catherine Westphal (SANTA FE)
           (817) 333-6116                   (708) 995-6273


             SEC DECLARES BN REGISTRATION STATEMENT EFFECTIVE;
           NEW BN, SANTA FE SHAREHOLDER MEETING DATES SCHEDULED;
                        JOINT TENDER OFFER EXTENDED


     FORT WORTH, Texas, and SCHAUMBURG, Ill., January 14, 1995 -- The Securities and Exchange Commission Friday declared effective the Registration Statement for Burlington Northern Inc. (BN) which contains the BN and Santa Fe Pacific Corporation (Santa Fe) joint proxy materials relating to the proposed merger of the two companies. The proxy materials are being mailed to shareholders of both companies, and a supplememnt to the offer to purchase relating to the previously announced BN and Santa Fe common stock is also being mailed to Santa Fe shareholders.

     Additionally, BN and Santa Fe announced that their respective shareholders meetings have been rescheduled to comply with legal requirements. BN's shareholders meeting will be held on Tuesday, February 7, 1995, at 10:00 a.m. CST at 3017 Lou Menk Drive in Fort Worth. The Santa Fe shareholders meeting will be held on Tuesday, February 7, 1995 at 3:00 p.m. CST at the Arlington Park Hilton Conference Center, 3400 West Euclid Avenue, Arlington Heights, Ill. The two companies' shareholders meetings were previously scheduled for January 27. The record date for the meetings remains December 27, 1994.

     In connection with this postponement, the expiration date of the joint tender offer has been extended. The tender offer, proration period and withdrawal rights are now scheduled to expire at 12:00 midnight EST Wednesday, February 8, 1995. As of January 12, 1995, approximately two million shares of Santa Fe common stock have been tendered in response to the tender offer.

     In addition, BN announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to BN's purchase of Santa Fe common stock under the tender offer expired at midnight on January 11, 1995.

     Burlington Northern Inc. (NYSE:BNI) is the parent company of Burlington Northern Railroad, one of the world's leading providers of transportation and logistics services, and operator of the longest rail system in North America, with more than 23,000 miles of track reaching across 25 states and two Canadian provinces.

     Santa Fe Pacific Corporation (NYSE:SFX) is the parent company of The Atchison, Topeka and Santa Fe Railway Company, which operates in 12 states and offers service to Mexico. In addition, Santa Fe owns a 44-percent interest in Santa Fe Pacific Pipeline Partners, L.P.